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FOUNDED 1866

April 8, 2008

Steben & Company, Inc. As General Partner of Aspect Global Diversified Fund LP c/o Steben & Company, Inc. 2099 Gaither Road, Suite 200 Rockville, Maryland 20850

Re:	Aspect Global Diversified Fund LP
Pre-Effective Amendment No. 2 to Registration Statement on Form S-1

Dear Sir or Madam:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, of the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, to be filed with the SEC on or about April 8, 2008 (the “Registration Statement”), of Aspect Global Diversified Fund LP (the “Fund”), a Delaware limited partnership organized on March 23, 2007.  We have reviewed such documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion.

Based on the foregoing, we hereby confirm our opinion under the heading “Material U.S. Federal Income Tax Considerations” in the prospectus constituting a part of the Registration Statement (the “Prospectus”) that the Fund will be classified as a partnership for U.S. federal income tax purposes.  We also hereby advise you that the tax discussion under the captions “The Risks You Face”, risk factor (42), “Summary – U.S. Federal Income Tax Considerations”, and “Material U.S. Federal Income Tax Considerations” in the Prospectus, to the extent that the discussion relates to United States federal income tax matters, correctly describes the material aspects of the U.S. federal income tax treatment to investors, as of the date hereof, of an investment in the Fund.

Our opinion represents our best legal judgment with respect to the proper United States federal income tax treatment of the Fund and persons investing in the Fund, based on the materials reviewed.  Our opinion assumes the accuracy of the facts as represented in documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate.

Very truly yours, /s/ Sidley Austin LLP

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